EXHIBIT 99.1

                             JOINT FILING AGREEMENT
                             ----------------------

     Each of the undersigned agrees that the Amendment No. 1 to the Statement on
Schedule 13D filed herewith, and any further amendments thereto, relating to the Series A Shares of Grupo TMM, S.A., is being filed jointly with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

     Dated:  December 29, 2005

                                       /s/ Jose F. Serrano Segovia
                                       -----------------------------------------
                                       Jose F. Serrano Segovia


                                       /s/ Ramon Serrano Segovia
                                       -----------------------------------------
                                       Ramon Serrano Segovia


                                       /s/ Teresa Serrano Segovia
                                          --------------------------------------
                                       Teresa Serrano Segovia


                                       PROMOTORA SERVIA, S.A. DE C.V.

                                       By: /s/ Javier Segovia Serrano
                                          --------------------------------------
                                       Name:  Javier Segovia Serrano
                                       Title: Legal Representative


                                       SERVICIOS DIRECTIVOS SERVIA, S.A. DE C.V.

                                       By: /s/ Javier Segovia Serrano
                                          --------------------------------------
                                       Name:  Javier Segovia Serrano
                                       Title: Legal Representative